FOR IMMEDIATE RELEASE               CONTACT: Leah Karliner (for Levitz)
                                    Bratskeir & Company
                                    212/679-2233



               LEVITZ FURNITURE CONSIDERING ALTERNATIVES
                  TO EMERGE FROM CHAPTER 11 BANKRUPTCY

BOCA RATON, FL, June 28, 2000--Levitz Furniture Corporation, which had entered into a shared services and management agreement with Seaman Furniture Company, will explore other options including a stand-alone plan of reorganization, as it works to emerge from Chapter 11 Bankruptcy.

Minority shareholders of Seaman have been granted a preliminary injunction prohibiting Seaman from implementing the shared services and management agreement strategy.

Levitz' largest creditor, Resurgence Asset Management, L.L.C., said it would support a new Levitz stand-alone plan.

Levitz Furniture Corporation currently operates 64 stores in 13 states on the East Coast, West Coast, and in the Midwest. To find the nearest store, call toll free at 1-888-800-2000. Or for more information, visit the company's web site at www.levitz.com.

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Disclaimer: This news release contains forward-looking statements as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. These statements are subject to uncertainties and risks, including, but not limited to, product and service demand and acceptance, changes in technology, economic conditions, the impact of competition and pricing, government regulation, and other risks defined in this document and in statements filed from time to time with the Securities and Exchange Commission. All such forward-looking statements, whether written or oral, and whether made by or on behalf of the company, are expressly qualified by the cautionary statements and other cautionary statements which may accompany the forward-looking statements. In addition, the companies disclaim any obligation to update and forward-looking statements to reflect events or circumstances after the date hereof.